PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this "**Agreement**") is made and entered into as of September 12, 2019 (the "**Effective Date**")

BY AND BETWEEN:

HEMP TECHNOLOGY, INC. a corporation domesticated under the laws of the state of Wyoming, with its principal place of business located at 3000, 421 – 7th Avenue SW, Calgary, Alberta T2P 4K9

(hereinafter referred to as "**Purchaser**")

AND:

1064185 B.C. Ltd., a corporation formed under the laws of British Columbia, with its principal place of business at 226071 16th Street SW, Foothills, AB T1S 3M3

(hereinafter referred to as "**1064185**")

AND:

VANESSA NADINA Miskuski, an individual resident of the Province of Alberta with her principal place of business at 226071 16th Street SW, Foothills, AB T1S 3M3

(hereinafter referred to as "**Miskuski**" and, together with 1064185, the "**Sellers**")

AND:

PETTANICALS PET TREATS INC., a British Columbia corporation (incorporation number BC1071761), with a principal place of business at 421 7th Avenue, 30th Floor, Calgary AB T2P 4K9

(hereinafter referred to as "**Target**")

WHEREAS:

A. Miskuski owns 60% of of the issued and outstanding securities (the "**Miskuski Target Securities**") of Target;

B. 1064185 owns 40% of of the issued and outstanding securities (the "**1064185 Target Securities**" and, together with the Miskuski Target Securities, the "**Target Securities**") of Target;

C. Target markets, sells and distributes the family of products known by the brand name "Pettanicals" (the "**Business**"); and

D. Sellers wish to sell the Target Securities to Purchaser, and Purchaser wishes to purchase the Target Securities from Sellers, all on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other mutual agreements contained herein in this Agreement, Purchaser, 1064185, Miskuski and Target (each a **"Party"** and collectively, the **"Parties"**) hereby agree as follows:

1. INTERPRETATION

(a) Unless otherwise stated or the context otherwise requires:

(i) words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders;

(ii) the division of this Agreement into Articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement;

(iii) the references "hereunder", "herein", and "hereof" refer to the provisions of this Agreement, and references to "Article", "section", "subsection", "paragraph" or "subparagraph" herein refer to the specified Article, section, subsection; paragraph or subparagraph of this Agreement;

(iv) a capitalized derivative of a defined term will have a corresponding meaning;

(v) whenever a general description of a matter or thing is stated to "include" a specific item or list of items, the specific item or list of items will not be interpreted as an exhaustive list of the items covered by the general description;

(vi) unless stated otherwise, all references herein to currency are references to currency of the United States of America; and

(vii) any reference to days refers to calendar days unless the reference is to Business Days, and if the phrase "within", "at least" or "not later than" is used with reference to a specific number of days or Business Days, the day of receipt of the relevant notice will be excluded and the day of the relevant response or event will be included in determining the relevant time period. However, if the time for doing any act expires on a day that is not a Business Day, the time for doing that act will be extended to the next Business Day.

(b) If there is any conflict or inconsistency between a provision of the body of this Agreement and that of a Schedule or a conveyance document, the provision of the body of this Agreement will prevail.

2. **PURCHASE AND SALE OF TARGET SECURITIES**

(a) On the Effective Date, the stock transfer books of Target will be deemed closed. At and after the Effective Date:

(i) there will be no registration of any transfer of any Target Shares which were outstanding immediately prior to the Effective Date on the Target stock transfer books other than pursuant to this Agreement, and

(ii) Target shall not issue any new securities.

From and after the Closing Date, the Sellers will cease to have any rights to any of the Target Shares.

(b) On the Closing Date (as hereinafter defined), 1064185 shall sell, transfer, convey and assign to Purchaser all of the Target Securities owned by it and Miskuski shall sell, transfer, convey and assign to Purchaser all of the Target Securities owned by her.

3. PAYMENT OF CONSIDERATION

(a) Subject to reduction pursuant to Section 3(e), below, the total purchase price (the **"Purchase Price"**) for all of the Target Shares shall be the sum of $255,000, forty percent (40%) (or $102,000, subject to adjustment) of which shall be paid to 1064185 in the form of common shares of the Purchaser, as consideration for the 1064185 Target Shares (the **"1064185 Consideration"**), and sixty percent (60%) (or $153,000, subject to adjustment) of which shall be paid to Miskuski in cash as consideration for all of the Miskuski Target Shares (the **"Miskuski Consideration"**).

(b) On or prior to the Effective Date, 1064185 will complete, execute and deliver to Purchaser an investor questionnaire (the **"Investor Questionnaire"**) in the form attached to this Agreement as Schedule "A".

(c) Within five (5) business days following the Effective Date, Purchaser shall pay the 1064185 Consideration to 1064185 by issuing 1,020,000,000 common shares in the capital of the Purchaser (the **"1064185 Shares"**) at a deemed price per share of $0.0001, registered in the name of Mike Smillie ITF 1064185 (the **"Escrow Agent"**). The issuance of the 1064185 Shares shall be by way of a fully refundable deposit on account of the purchase of the 1064185 Target Shares and, subject to adjustment as contemplated in this Agreement, they shall be held by the Escrow Agent pursuant to an escrow agreement until, and shall be released and transferred to 1064185 at, Closing.

(d) Within four (4) business days following the Effective Date, Purchaser and 1064185 shall enter into an escrow agreement (the **"Escrow Agreement"**) in form and substance satisfactory to the Escrow Agent (and reasonably satisfactory to Purchaser and 1064185) pursuant to which the Escrow Agent will hold the 1064185 Shares in escrow until Closing. The Escrow Agreement shall provide, among other things, that:

(i) if this Agreement is terminated prior to Closing for any reason, the Escrow Agent shall release the 1064185 Shares to Purchaser for cancellation, and

(ii) at Closing, the Escrow Agent shall release the 1064185 Shares to 1064185 subject to adjustment in the event of a reduction in the amount of the Purchase Price as contemplated in Section 3(e), below. If applicable, the number of 1064185 Shares will also be adjusted in the event of a consolidation or split of the Buyer's issued and outstanding common shares between the Effective Date and the Closing Date.

(e) The Purchase Price will be reduced by the amount (the **"Reduction Amount"**), if any, by which "***X***" exceeds "***Y***" at Closing, where "***X***" is an amount equal to the sum of $150,000 plus an amount equal to the aggregate of the Target's liabilities on the Closing Date and "***Y***" is an amount equal to the sum of (a) the wholesale market value of the Target's inventory on the Closing Date, and (b) the amount of the Target's cash on hand on the Closing Date.

4. **CLOSING**

(a) The Closing shall be held at 12:00 p.m. (Vancouver Time) on the date that is the earlier of (i) the first anniversary of the date of this Agreement and (ii) the date agreed to by all of the Parties (the **"Closing Date"**), at the offices of Target.

(b) At Closing, 1064185 shall deliver to the Purchaser:

(i) a Certificate (the **"Sellers' Closing Certificate"**), signed by all of the Sellers and Target and dated the Closing Date, certifying, on a joint and several basis, that the representations and warranties of Sellers and Target made in this Agreement are true and correct on the Closing Date, and that all of the pre-closing covenants of 1064185 and Target have been performed or waived by Purchaser;

(ii) an original certificate or certificates evidencing its title to all of the 1064185 Target Securities (the **"1064185 Target Share Certificate"**), together with an executed stock power in form and substance satisfactory to Purchaser transferring all of the 1064185 Target Securities to Purchaser or to Purchaser's nominee (the **"1064185 Stock Power"**);

(iii) a receipt acknowledging receipt of the 1064185 Shares.

(c) At Closing, Miskuski shall deliver to the Purchaser:

(i) the Sellers' Closing Certificate, signed by all of the Sellers and Target;

(ii) a certificate or certificates evidencing Miskuski's title to all of the Miskuski Target Securities (the **"Miskuski Target Share Certificate"**), together with an executed stock power in form and substance satisfactory to Purchaser transferring all of the Miskuski Target Securities to Purchaser or to Purchaser's nominee (the **"Miskuski Stock Power"**);

(iii) a receipt acknowledging receipt of the Miskuski Consideration.

(d) At Closing, the Purchaser shall deliver to 1064185:

(i) a Certificate (the **"Purchaser's Closing Certificate"**), signed by Purchaser and dated the Closing Date, certifying to the Sellers, on a joint and several basis, that the representations and warranties of Purchaser made in this Agreement are true and correct on the Closing Date, and that all of the pre-closing covenants of the Purchaser have been performed or waived by the Sellers;

(ii) a direction to the Escrow Agent instructing the Escrow Agent to transfer and release to 1064185 a certificate evidencing all of the 1064185 Shares;

(iii) a receipt, signed by Purchaser, acknowledging receipt of the 1064185 Target Shares and the 1064185 Stock Power.

(e) At Closing, the Purchaser shall deliver to Miskuski:

(i) the Purchaser's Closing Certificate;

(ii) the Miskuski Consideration;

(iii) a receipt, signed by Purchaser, acknowledging receipt of the Miskuski Target Share Certificate and the Miskuski Stock Power.

(f) Sellers shall pay all sales, transfer, bulk sales, stamp, income, capital gains, use or other taxes associated with the transfer of the Target Securities contemplated by this Agreement, excluding any income taxes of Purchaser (the "**Transaction Taxes**").

(g) At Closing, Target shall deliver to Purchaser:

(i) a resignation and release of all claims from each officer and director of Target, effective on the Closing Date except to the extent otherwise agreed by Purchaser, in a form acceptable to Purchaser;

(ii) a Certificate from a senior officer of the Target dated the Closing Date, listing:

A. all of the liabilities of Target,

B. all of the assets of Target,

C. a balance sheet showing the wholesale market value of Target's inventory on the Closing Date,

D. all contracts between Target, on the one hand, and any third party;

(iii) the original corporate records of Target; and

(iv) a Certificate of Good Standing issued by the Registrar in each of the Provinces of British Columbia and Alberta evidencing that Target is in good standing in the Provinces of British Columbia and Alberta on the Closing Date.

(h) 1064185 acknowledges that the 1064185 Shares will all be subject to resale restrictions, including hold periods, as are required under applicable law, including all applicable securities laws and regulation, and, as a result, may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or prospectus, or pursuant to an exemption from, or in a transaction not subject to, the registration or prospectus requirements of applicable law, and in each case only in accordance with all applicable securities law and regulation.

(i) The Parties intend that the issuance of the 1064185 Shares will be exempt from the prospectus requirements of applicable securities laws in Canada pursuant to Section 2.3, *Accredited Investor*, of National Instrument 45-106, *Prospectus Exemptions* (**"NI 45-106")**.

5. CLOSING CONDITIONS

The obligation of Purchaser to complete the transactions contemplated in this Agreement (the **"Transaction"**) will be subject to the satisfaction of, or compliance with, at or before the Closing, the conditions precedent set forth below:

(a) the representations and warranties of all of the Sellers and Target set forth in this Agreement will be true, correct and complete in all material respects as of the Closing and with the same effect as if made at and as of the Closing;

(b) the Sellers and Target will have performed and complied with all of their respective material obligations, covenants and agreements hereunder;

(c) this Agreement and the Transaction Documents (as hereinafter defined), all in form and substance reasonably satisfactory to Purchaser, will have been executed and delivered to Purchaser;

(d) if applicable, the Purchase Price shall have been reduced by an amount equal to the Reduction Amount;

(e) no injunction or restraining order of any court or administrative tribunal of competent jurisdiction will be in effect prohibiting the transactions contemplated by this Agreement, and no action or proceeding will have been instituted or be pending before any court or administrative tribunal to restrain or prohibit the transactions contemplated by this Agreement;

(f) no claim will have been asserted or made that any Person (other than Purchaser) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, or any other ownership interest in, any of the Target Securities;

(g) no Material Adverse Effect will have occurred with respect to the Target, taken as a whole; and

(h) all consents, renunciations, authorizations or approvals of each applicable governmental body and any other person which, in Purchaser's reasonable opinion, must be obtained prior to the Closing in order to give effect to the Transaction will have been obtained to Purchaser's satisfaction or in accordance with the relevant contracts or legal requirements.

6. Representations and Warranties of 1064185

1064185 hereby represents and warrants to Purchaser that on the date of this Agreement and on the Closing Date:

(a) 1064185 is a corporation duly organized, validly existing and in good standing under the laws of British Columbia.

(b) 1064185 has full corporate power, authority and capacity to conduct its business as it has been and is presently conducted, to own, operate or use the properties and assets that it purports to own, operate or use, and to perform all of its obligations under any applicable Contracts. 1064185 is duly qualified to do business as a corporation and is in good standing under the laws of each state or other jurisdiction in which the failure to be so registered would be likely to result in a material adverse effect on it or its assets.

(c) Chad Costa owns 100% of the issued and outstanding voting securities of 1064185. Mr. Costa is the sole officer and director of 1064185.

(d) 1064185 has all requisite power and authority to execute and deliver this Agreement and all of the Transaction Documents to be signed by it and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated herein and therein (collectively, the **"Transaction"**). The execution and delivery of each of the Transaction Documents by 1064185 and the consummation of the Transaction have been duly authorized by the by the Board of Directors and the Shareholders of 1064185. No other corporate or

shareholder proceeding on the part of 1064185 is necessary to authorize such documents or to consummate the Transaction. This Agreement has been, and the other Transaction Documents when executed and delivered by 1064185 as contemplated by this Agreement will be, duly executed and delivered by 1064185 and this Agreement is, and the other Transaction Documents when executed and delivered by 1064185 as contemplated hereby will be, valid and binding obligations of 1064185 enforceable against it in accordance with their respective terms.

(e) Neither the execution and delivery of this Agreement nor the consummation or performance of the Transaction will, directly or indirectly (with or without notice or lapse of time or both):

(i) contravene, conflict with or result in a violation of any provision of the organizational documents of 1064185 or any resolution adopted by the Board of Directors or the Shareholders of 1064185;

(ii) contravene, conflict with or result in a violation of, or give any governmental body or other person the right to challenge the Transaction or to exercise any remedy or obtain any relief under, any legal requirement or any order to which 1064185 or any of its assets may be subject;

(iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by 1064185 or that otherwise relates to 1064185 or the 1064185 Target Securities;

(iv) violate or conflict with or result in the breach of, or constitute a default (or an event that with the giving of notice, the passage of time, or both would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify, amend, replace, suspend or call any or all obligations, duties, liabilities, rights or entitlements under any permit, agreement, note, bond, mortgage, indenture, deed of trust, lease, license, permit, concession, or other instrument to which 1064185 is a party or by which its property is bound;

(f) 1064185 owns an undivided 100% interest in the 1064185 Target Securities, free and clear of all encumbrance, lien, charge and other liability.

7. Representations and Warranties of Miskuski

Miskuski hereby represents and warrants to Purchaser that on the date of this Agreement and on the Closing Date:

(g) This Agreement has been, and the other Transaction Documents when executed and delivered by Miskuski as contemplated by this Agreement will be, duly executed and delivered by Miskuski and this Agreement is, and the other Transaction Documents when executed and delivered by Miskuski as contemplated hereby will be, valid and binding obligations of Miskuski enforceable against her in accordance with their respective terms.

(h) Neither the execution and delivery of this Agreement nor the consummation or performance of the Transaction will, directly or indirectly (with or without notice or lapse of time or both):

(v) contravene, conflict with or result in a violation of, or give any governmental body or other person the right to challenge the Transaction or to exercise any remedy or

obtain any relief under, any legal requirement or any order to which Miskuski or any of her assets may be subject;

(vi) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by Miskuski or that otherwise relates to the Miskuski Target Securities;

(vii) violate or conflict with or result in the breach of, or constitute a default (or an event that with the giving of notice, the passage of time, or both would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify, amend, replace, suspend or call any or all obligations, duties, liabilities, rights or entitlements under any permit, agreement, note, bond, mortgage, indenture, deed of trust, lease, license, permit, concession, or other instrument to which Miskuski is a party or by which her property is bound;

(i) Miskuski owns an undivided 100% interest in the Miskuski Target Securities, free and clear of all encumbrance, lien, charge and other liability.

8. REPRESENTATIONS AND WARRANTIES OF TARGET AND SELLERS

Sellers and Target jointly and severally hereby represent and warrant to Purchaser that on the date of this Agreement and on the Closing Date:

(a) Target is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia, Canada. Target is registered to do business in every jurisdiction where Target conducts business.

(b) Target has full power, authority and capacity to conduct its business as it has been and is presently conducted, to own, operate or use the properties and assets that it purports to own, operate or use, and to perform all of its obligations under any applicable Contracts.

(c) This Agreement has been, and the other Transaction Documents when executed and delivered by Sellers as contemplated by this Agreement will be, duly executed and delivered by Target and the Sellers and this Agreement is, and the other Transaction Documents when executed and delivered by Target and the Sellers as contemplated hereby will be, valid and binding obligations of Target enforceable against it in accordance with their respective terms.

(d) Neither the execution and the delivery of this Agreement, nor the consummation of the Transaction will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of its charter, bylaws or other governing documents, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Target is a party or by which it is bound or to which any of its assets is subject, or (c) result in the imposition or creation of a lien upon or with respect to any of the Target Securities or any assets of Target.

(e) Sellers own all of the Target Securities. None of the Target Securities were issued in violation of any applicable securities laws or any other legal requirement. There are no agreements purporting to restrict the transfer of any of the Target Securities, or restricting or affecting

the voting of any of the Target Securities to which either of Sellers or Target is a party, or otherwise of which any of Target or either Seller is aware. The Target Securities are not subject to any rights of first refusal of any kind. There is no ongoing power of attorney in respect of any of the Target Securities, and none of the Target Securities have been entered into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind. There is no outstanding indebtedness owed from Target to either Seller.

(f) No person has any agreement or right, present or future, contingent, absolute or capable of becoming an agreement or right, or which, with the passage of time or the occurrence of any event could become an agreement or right to require Target to issue any further or other equity interest or any security convertible or exchangeable into an equity interest; or to require Target to purchase, redeem or otherwise acquire any of the Target Securities.

(g) None of Sellers nor Target has entered into, and none of them shall enter into, any agreement that would impair or conflict with its obligations or the rights granted hereunder. None of the execution and delivery by any of Sellers or Target of this Agreement or the consummation of the Transaction, or compliance by any of Sellers or Target with any of the provisions hereof, will:

(i) result in the creation of any encumbrance, lien or charge on any of the Target's assets, the Business or the Target Securities other than a charge in favor of Purchaser; or

(ii) conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval, or waiver from any person pursuant to any contract or agreement applicable to any of the Target Securities or applicable law.

(h) The unaudited balance sheet of Target prepared as of June 30, 2019, a copy of which is attached hereto as Exhibit , has been prepared in accordance with international financial reporting standards (IFRS) and presents fairly the financial condition of Target as of the date indicated.

(i) All material transactions of Target have been accurately recorded in the books and records of Target and such books and records present fairly the financial position and affairs of Target.

(j) Since June 30, 2019, there have not been any changes in the condition or operations of the Business, or the assets or financial affairs of Target, which have caused, individually or in the aggregate, a material and adverse effect on Target or the Business.

(k) This Agreement has been duly and validly executed by Target and by Sellers, and constitutes the valid and legally binding obligation of each of them, enforceable against each of them in accordance with its terms.

(l) Target and its subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the most recent balance sheet or acquired after the date thereof, free and clear of all liens, except for properties and assets disposed of in the ordinary course of business since the date of the

most recent balance sheet. Attached as Schedule B to this Agreement is a list of Target's assets as of the Effective Date. All of the Target's assets are in good working order and repair.

(m) No consent, waiver, approval or authorization of, or filing with or notification to, any party is required on the part of any of Target and Sellers in connection with:

(i) the execution and delivery of this Agreement;

(ii) the compliance by any of Target and Sellers with any of the provisions hereof; and

(iii) the consummation of the Transaction

which has not already been obtained, made or received.

(n) There is no private or governmental action, claim, proceeding, suit, hearing, litigation, audit or investigation (whether civil, criminal, administrative, judicial or investigative), or any appeal therefrom (each a **"Legal Proceeding"**) pending before any governmental entity, or, to Sellers' or Target's knowledge, threatened against any of Sellers, Target or the Target Securities, or any of them, nor, to Sellers' or Target's knowledge, is there any reasonable basis for any Legal Proceeding. There is no judgement, decree, injunction, rule or order against the Sellers, the Target or the Target Securities, or any of them. To Sellers' and Target's knowledge, there is no reasonable basis for any person to assert a claim against any of the Sellers, the Target or the Target Securities that would in any way affect the Target, the Target Securities or the transactions contemplated by this Agreement.

(o) Sellers and Target have complied in all material respects with and are not in violation of, any legal requirement with respect to the Business and the ownership of the Target Securities.

(p) No representation or warranty by Sellers or Target, or any of them, contained in this Agreement and no statement contained in any document, certificate, or other writing furnished or to be furnished by or on behalf of any of Target or Sellers to Purchaser or to any of its representatives pursuant to the provisions hereof or in connection with the Transaction contains or will contain any untrue statement of material facts.

(q) Miskuski is the only employee of Target. Other than Miskuski, who works for Target on a part time basis, Target has no current, former or retired employees or independent contractors.

(r) Target does not have in place any plan, program, policy, practice, contract or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other benefits of any kind, whether formal or informal, funded or unfunded, whether or not legally binding pursuant to which Target has any liability to Miskuski in her capacity as an employee.

(s) Target is the sole and exclusive legal and beneficial, and record owner of all right, title and interest in and to the Target's intellectual property, including the intellectual property listed on Schedule B to this Agreement, and has the valid right to use all other intellectual property and technology used in or necessary for the conduct of the Target's Business, in each case free and clear of encumbrances. Without limiting the generality of the foregoing, Target has entered into a binding, written contract with Miskuski, and with every current and former independent contractor or consultant to Target, whereby such persons: (i) have assigned to Target any ownership interest and right they may have in Target's intellectual property, and

have waived any moral rights or any rights to similar effect in any country or at common law they may have therein for the benefit of Target; (ii) have acknowledged Target's exclusive ownership of all of Target's intellectual property, and (iii) have entered into nondisclosure agreements pursuant to which they have agreed to maintain the confidentiality of the Target's intellectual property.

(t) The conduct of Target's Business as currently and formerly conducted, and the products, processes and services of Target, have not infringed, misappropriated, diluted or otherwise violated, and do not and will not infringe, dilute, misappropriate or otherwise violate the intellectual property or other rights of any person. No person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any of Target's intellectual property.

(u) Target has filed or caused to be filed all tax returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to all applicable statutes and other legal requirements. Target has made available to Purchaser copies of all such tax returns. Target has not given, or been requested to give, waivers or extensions (or is or would be subject to a waiver or extension given by any other person) of any statute of limitations relating to the payment by Target, or for which Target may be liable.

(v) All taxes that Target is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other person.

(w) All tax returns filed by (or that include on a consolidated basis) Target are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Target after the Effective Date.

(x) Target has paid all taxes that have become or are due with respect to any period ended on or prior to the Effective Date and has established an adequate reserve therefor for those taxes not yet due and payable.

(y) The Target is not presently under, nor has it received notice of, any contemplated investigation or audit by any governmental body concerning any fiscal year or period ended prior to the Effective Date.

9. Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to Sellers that, as of the Effective Date:

(a) Purchaser is a corporation duly organized, in good standing and validly existing under the laws of the State of Wyoming.

(b) The Transaction Documents to which Purchaser is or will be a party have been, or upon their execution and delivery hereunder will have been, duly and validly executed and delivered by Purchaser and constitute valid and binding agreements of Purchaser enforceable against Purchaser in accordance with their respective terms , subject to:

(i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors; and

(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c) Purchaser has all requisite power and authority to execute and deliver the Transaction Documents to which it is or will be a party and to carry out and perform the transactions contemplated in the Transaction Documents to which it is or will be a party. All requisite corporate action on the part of Purchaser has been taken to authorize the execution and delivery of this Agreement and the other Transaction Documents to which Purchaser is or will be a party.

(d) The execution and the delivery by Purchaser of the Transaction Documents to which Purchaser is or will be a party, do not, and the consummation of the Transaction and compliance with the provisions hereof and thereof will not:

(e) conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any encumbrance pursuant to:

(i) any provision of the constating documents of Purchaser; or

(ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser;

(iii) require on the part of Purchaser any filing with, or any permit, authorization, consent or approval of, any government authority; or

(iv) violate any order, writ, injunction, or decree against Purchaser.

10. INDEMNIFICATION BY SELLERS

From and after the Effective Date, Sellers jointly and severally shall indemnify, defend and save Purchaser and each of its respective officers, directors, employees, agents, divisions, affiliated corporations, affiliated non-corporation entities, representatives, successors, predecessors and assigns harmless from and against any and all liabilities, obligations, deficiencies, demands claims, proceedings, causes of action, assessments, losses, costs, expenses, interest, fines, penalties and damages:

(a) arising from any inaccuracy in any of the representations or warranties of Sellers or Target contained in this Agreement; and

(b) related to any failure of Target or Sellers, or any of them, to perform any of its covenants or obligations contained in this Agreement.

Except in the case of fraud or intentional breach by a party, all representations and warranties contained in this Agreement shall terminate eighteen months following the Closing.

11. CONFIDENTIALITY

Target and Sellers, for themselves and on behalf of each of their respective affiliates, representatives, agents, estates, heirs, successors and assigns, shall hold any information regarding this Agreement, all confidential and/or proprietary information relating to the Target, including any trade secrets, and the transaction in strict confidence and shall not divulge any such information to any third person, unless required by applicable law. None of Target or the Sellers, nor any of their respective affiliates,

representatives, agents, estates, heirs, successors or assigns, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transaction without the prior written consent of Purchaser. None of Target or the Sellers nor any of their respective affiliates, representatives, agents, estates, heirs, successors or assigns, may disclose any information regarding the amount, form, timing, or structure of the consideration received by Sellers hereunder without the consent of Purchaser.

12. MISCELLANEOUS

12.1 Operation of Business

From the date of this Agreement until the Closing Date, Target and its subsidiaries shall not engage in, and Sellers shall not cause or permit any of Target and its subsidiaries to engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, the Target shall not, and the Sellers will not cause or permit any of Target and its Subsidiaries to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) issue any securities or (iii) otherwise engage in any practice, take any action, or enter into any similar transaction. Sellers will cause each of Target and its subsidiaries to keep its business and assets substantially intact, including its present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, and employees.

12.2 Access

From the date of this Agreement until the Closing Date, Target will permit representatives of Purchaser (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Target and its subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Target and each of its Subsidiaries. Purchaser will treat and hold as such any Confidential Information it receives from any of Sellers, Target, and its subsidiaries in the course of the reviews contemplated by this Section 12.2, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Target and its subsidiaries all tangible embodiments (and all copies) of the Confidential Information which are in its possession

12.3 New Agreements

From the date of this Agreement until the Closing Date, Target and Sellers will not cause or permit any material contract of Target to be amended, modified, extended, renewed or terminated, nor shall Target or its subsidiaries enter into any new material contract, without the prior written consent of Purchaser.

12.4 Notices

All notices and other communications hereunder shall be in writing and shall be deemed given on:

(a) the date of delivery, if delivered personally or by commercial delivery service; or

(b) the date of delivery if delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day or, if the date of delivery is not a business day, then the next business day following the date of delivery.

12.5 Interpretation

When a reference is made in this Agreement to sections or exhibits, such reference shall be to a section of or an exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the Effective Date. Unless the context of this Agreement otherwise requires:

(a) words of any gender include each other gender;

(b) words using the singular or plural number also include the plural or singular number, respectively; and

(c) the terms "hereof", "herein", "hereunder" and derivative or similar words refer to this entire Agreement.

12.6 Specific Performance; Injunctive Relief

The Parties hereto acknowledge that Purchaser will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Sellers set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Purchaser upon any such violation of this Agreement, Purchaser shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Purchaser at law or in equity and Sellers jointly and severally hereby waive any and all defenses that could exist in their favor in connection with such enforcement and waive any requirement for the security or posting of any bond in connection with such enforcement.

12.7 Counterparts

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other parties hereto; it being understood that all Parties need not sign the same counterpart. A signed copy of this Agreement delivered by facsimile transmission or by electronic mail in the Portable Document Format file format (".pdf") will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement, and any such signature transmitted by means of facsimile or electronic mail as a ".pdf" file will be deemed an original and valid signature hereto.

12.8 Entire Agreement; Parties in Interest

(a) This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto:

   (i) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and

   (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the Parties hereto any rights or remedies hereunder.

(b) Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the Parties hereto without the prior written consent of the other Parties hereto, and any such assignment without such prior written consent shall be null and void, except that this Agreement, together with any rights, interests or obligations of Purchaser hereunder, may be assigned or delegated in whole or in part by Purchaser to any affiliate of Purchaser without the consent of or any action by Sellers. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors, estates, heirs and assigns.

12.9 Severability

In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

12.10 Remedies Cumulative

Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

12.11 Governing Law

This Agreement and all claims arising out of or relating to this Agreement will be governed exclusively by and construed in accordance with the law of British Columbia.

12.12 Amendment

Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Parties hereto, or in the case of a waiver, by the Party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

12.13 Rules of Construction

The Parties hereto agree that they have been (or have had the opportunity to be) represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document.

12.14 Additional Documents, Etc.

Sellers shall execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Purchaser, to carry out the purpose and intent of this Agreement.

12.15 Expenses

Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense.

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